                                                                  EXHIBIT 10.11

                 SOUTH CAROLINA EDUCATIONAL COMMUNICATIONS, INC.
                               1029 Woodburn Road
                             Spartanburg, S.C. 29302

                                                            As of July 26, 1999

Lightpoint Entertainment, Inc.
Disney MGM Studios
The Roy O Production Center
Lake Buena Vista, FL 32830

Attn:  Mr. Michael Gerber

                           Re:  "DOOLEY AND PALS"/DISTRIBUTION AGREEMENT

Dear Mr. Gerber:

                  Following are the terms of the agreement between South Carolina Educational Communications, Inc. ("Distributor") and Lightpoint Entertainment, Inc. ("Producer") concerning the predominantly live action children's television series presently entitled "Dooley and Pals" (the "Series") and its distribution by Distributor to PBS and/or APS stations and affiliates.

                  1. Producer will produce the Series for broadcast by Distributor and will deliver the completed work to South Carolina ETV ("SC ETV") or PBS for preparation for broadcast. The Series will consist of at least 39 and up to 52 half-hour programs (such number to be agreed by the parties hereto), which Producer will finance or co-finance with third parties. Distributor will have no obligation to make any contribution to financing of the Series but will use its best efforts to seek underwriters for the Series. Distributor will charge such fee for securing underwriting as is agreed by the parties hereto.

                  2. The pilot for the Series will be delivered not later than September 1, 1999, and the balance of the Series programs will be delivered on a schedule to be mutually agreed by Producer and Distributor, for a premiere on a date to be mutually agreed. Distributor will cause SC ETV to be the Public Broadcasting Presenting Station.

                  3. Producer hereby agrees to produce, complete and deliver the Series to Distributor in accordance with all the terms and conditions set forth herein, including but not limited to the project description and completion schedule contained in Exhibit A hereto, the budget contained in Exhibit B hereto, and a schedule of deliverables to be mutually agreed, all of which are expressly incorporated herein. The Series will meet the technical specifications for public broadcasting previously furnished to Producer by Distributor (and Producer acknowledges receipt thereof).

                  4. Producers performance hereunder will conform to the highest professional standards in the public broadcasting industry, consistent with production standards for programs of similar length, nature and budget.

                  5. Producer hereby grants to Distributor, for broadcast on SC ETV and for sublicensing of broadcast rights to PBS and/or APS stations and affiliates, exclusive English-language and Spanish-language broadcast rights, as well as English-language and Spanish-language home video rights, for the territory (the "Territory") of North America (i.e., the U.S., Canada, Puerto Rico, the Virgin Islands and Guam), for a period of five (5) years from the date that the last episode of the Series is delivered, provided that Producer may terminate Distributor's distribution rights after the end of the third broadcast season unless by such time at least eighty (80%) of all PBS stations in the Territory are airing the Series or are committed to do so. Distributor will have the right to enter into broadcast sublicenses with any PBS or APS station or affiliate for a minimum of six (6) plays and up to unlimited plays by each such station or affiliate over the three (3) year broadcast period, and SC ETV will have the same broadcast rights. Producer also grants to Distributor the right to make, publish and exhibit excerpts of the programs in the Series (in textual and audiovisual form) for purposes of promotion and advertising of the Series.

                  6. Distributor will be responsible for distribution, promotion and outreach. Activities contemplated in connection therewith are set forth in Exhibit C, attached hereto, which Exhibit, although addressed to a prior prospective producer, is deemed applicable hereto, but the activities actually undertaken by Distributor will be mutually determined and agreed by Producer and Distributor. Producer acknowledges and agrees that Exhibit C is attached as a guideline in that regard, and that nothing herein will be deemed to constitute Exhibit C a statement of obligation on the part of Distributor. License fees charged to broadcasting stations for the Series will conform to the standard and customary fees charged for similar programs distributed by Distributor.

                  7. Distributor will have the right but not the obligation to seek third-party funding for distribution, promotion and outreach expenses ("Expenses") in connection with the Series. Any Expenses not covered by such third-party funding will be paid by Producer; provided, however, that any Expenses incurred by Distributor which are neither covered by third-party funding nor paid by Producer will be reimbursed, pro rata and pari passu with production costs and cost of manufacture, in the case of merchandising, from gross receipts from distribution of the Series and exploitation of any and all rights therein, both within and without the public broadcasting system. Producer hereby agrees to provide to Distributor funding for Expenses in the amount of Two Hundred Fifty Thousand ($250,000), to be provided on a mutually agreed schedule for mutually agreed costs.

                  8. (a) In consideration of its services hereunder, Distributor will be entitled to receive five (5%) percent of "Net Profits" derived by Producer, regardless when paid, from exploitation of the Series within the Territory during the term of this agreement.

                  (b) For purposes hereof, "Net Profits" will mean 100% of gross receipts from exploitation of the Series in the Territory and any and all rights therein less only:

                           i)       production costs;

                           ii) Expenses incurred by Distributor whether paid by
Producer, Distributor, or third parties if reimbursable to them;

                           iii) in the case of merchandising, expenses of
manufacture and customary and reasonable merchandising license fees;

                           iv) customary and reasonable third-party or related entity (Victory Distribution, Inc.) distribution fees and expenses provided they are determined according to and within comparable industry standards; and

                           v) reasonable expenses incurred by Producer to protect and enforce the "Dooley and Pals" trademarks and related intellectual property rights, provided that any damage award, net of reasonable legal expenses, will be considered gross receipts for purposes hereof.

                  (c) Producer expressly acknowledges and agrees that the definition of Net Profits for Distributor will be the same as for Producer.

                  (d) For purposes of clarity, the parties acknowledge that Distributor will be the exclusive distributor for broadcast and home video rights in the Territory, and Producer will be the exclusive distributor, through third parties and its related entity, Victory Distribution, Inc., for broadcast and home video rights outside the Territory, as well as worldwide merchandise and ancillary rights.

                  9. Each party agrees that where proceeds from distribution and exploitation of the Series are paid to said party (the "Payee"), the Payee will account to the other party with respect thereto and will pay over to the other party the share due such other party pursuant to this Agreement. Each party agrees to cooperate with and assist the other party with such accounting, including but not limited to documenting those costs and expenses set forth in Paragraph 8(b) above to the extent they are known to, or have been kept track of by, one party rather than the other. The Payee will pay the other party its participation hereunder quarterly, not later than sixty (60) days after the close of each calendar quarter, and will provide quarterly statements showing all transactions producing gross receipts and all expenses deducted therefrom. Such statements will be sent quarterly regardless of whether any payment is due.

                  10. Distributor will have the right to review the script for each episode of the Series in both draft and final forms, and will have a right of meaningful consultation in regard to all aspects of development and production, including but not limited to casting of the Series. Distributor also will have a right of consultation with respect to exploitation of ancillary rights, including but not limited to merchandising. With respect to merchandising, Distributor's consultation will be for purposes of helping to ensure that merchandise sold in connection with or based on the Series is inconsistent with the purposes of public television (i.e., in appearance or function or in the manner in which it is offered for sale to consumers). Any change in the title of the Series or in the appearance of any character will be subject to mutual approval of the parties.

                  11. Producer acknowledges and agrees that no broadcast of the Series on any PBS or APS station or affiliate will contain any offer of merchandise to viewers unless agreed to in advance in writing by Distributor.

                  12. Any sponsor, endorser and/or underwriter secured by Producer, and any credit (underwriting, sponsorship or otherwise) to be accorded to any person or entity, in connection with the Series in the Territory during the subsistence of Distributor's distribution rights hereunder (as set forth in Paragraph 5 above) will be subject to Distributor's prior written approval. Distributors decision whether or not to consent will be based upon its determination as to whether such affiliation or credit will adversely affect or interfere with the appeal and appropriateness of the Series for the PBS and APS stations and affiliates.

                  13. Each of Producer and Distributor will maintain adequate and complete books and records of all of their transactions in connection with the Series, and the other party or its designee(s) will have the right to inspect and make copies of such books and records, for purposes of verifying the accuracy of payments due and owing under this Agreement and deductions taken in calculating such payments. Such inspection may be made upon reasonable prior notice to the other party and at the place where such records are regularly kept.

                  14. Producer represents and warrants that the Series will be of broadcast quality, will contain a copyright notice in legally acceptable form and substance, and will comply with all program specifications, technical standards and guidelines established by SC ETV and provided to Producer prior to completion of production. Producer further represents and warrants that (i) it is free to enter into this agreement and has the sole, exclusive and complete right to grant the rights herein granted; (ii) it has secured all necessary rights, clearances, permissions and/or licenses with respect to all materials and elements embodied in, and all Persons performing services in connection with, the Series; (iii) the Series is original and does not and will not violate or infringe upon the rights of any person or entity, including but not limited to trademark, copyright, privacy or publicity, nor does it or will it defame or libel any persons or entity; and (iv) it has not and will not enter into any agreement or arrangement that would violate, infringe or conflict with the rights herein granted or that would impede Distributor in, or prevent Distributor from, the complete enjoyment of all the rights herein granted.

                  15. Distributor represents and warrants that it is free to enter into this agreement and to perform as required hereunder.

                  16. Each of Producer and Distributor agrees to indemnify and hold harmless the other party and SC ETV, and their respective officers, directors, agents and employees and, in the case of Producer as indemnitor, every public broadcasting station or affiliate airing the Series, from and against any and all claims, suits, causes of action, liability, losses, costs and expenses (including reasonable attorneys' fees and disbursements, whether in respect to a third-party claim or in litigation between the parties), damages and recoveries (including but not limited to amounts paid in settlement, with the approval of the indemnitor, not to be unreasonably withheld or delayed) arising out of any claim of breach of any of the above-stated warranties and representations.

                  17. Each party hereto agrees to notify the other promptly, in writing, of any legal claim or action of which it has knowledge which is related in any way to this Agreement or performance hereunder.

                  18. As between Producer and Distributor, Producer owns the Series, including, without limitation each component program thereof, and the title. Producer reserves all rights in and to the Series not specifically granted to Distributor.

                  19. Producer will obtain and maintain, at its expense, adequate insurance coverage to guarantee the effectiveness of its indemnity in Paragraph 16 above, as well as general liability coverage for the Series in an amount mutually agreed by the parties and will add both Distributor and SC ETV to each such policy as additional insureds.

                  20. For the amount of Three Thousand Five Hundred Dollars ($3,500), which will be a production expense payable to Distributor from the Series production budget, Distributor will provide broadcaster's liability insurance (Errors and Omissions) for the broadcast of the Series on public television for the period of Distributor's broadcast rights hereunder, and Producer will be added to the policy as an additional insured for this project only. The policy has a Five Million Dollar ($5 million) coverage limit and a Five Thousand Dollars ($5,000) deductible per occurrence, which deductible will be borne by Producer. Pro-ducer acknowledges that home video distribution is not covered under the policy, and agrees to provide insurance coverage for such distribution pursuant to Paragraph 19 above.

                  21. The parties' warranties and representations and indemnification obligations will survive the termination or expiration of this Agreement.

                  22. Any use by Producer of the PBS, APS, SC ETV or CPB (Corporation for Public Broadcasting) name or logo will be subject to Distributor's prior written approval. When Distributor has decided upon the avenue of distribution for the Series (APC versus PBS, e.g.), Distributor will provide the appropriate logo(s) and will review the credits to ensure that the series is packaged properly for such distribution.

                  23. The screen credits for the Series will include the following credits:

                  (a) "Dooley and Pals" is a Lightpoint Entertainment production produced in association with SC ETV and presented on public television by SC ETV"; and,

                  (b) "Polly Kosko -- SCE TV's Executive In Charge."

Any reference to the Series in printed material in the Territory during the broadcast period set forth in Paragraph 5 above will include the language set forth in Subsection (a) of this Paragraph 23.

                  24. Distributor will have the right to terminate this Agreement at any time if Producer fails to perform or comply with any material agreement set forth herein. Termination will be effective upon written notice by Distributor to Producer, and will be in addition to any other remedies, legal or equitable, that Distributor may have against Producer with respect to this Agreement.

                  25. Neither party will have the right to assign this Agreement without the prior written consent of the other party.

                  26. All notices, requests, demands, reports or other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given or served when delivered to or received, by mail, by facsimile transmission or by hand, at the respective addresses of the parties set forth on the first page of this Agreement, or to such other address as either party will hereafter designate in writing.

                  A copy of all notices to Distributor will be sent to Kaufmann, Feiner, Yamin, Gildin & Robbins LLP, 777 Third Avenue, New York, New York 10017,
Attention: Ronald E. Feiner, Esq. (Fax (212) 755-0431) and to Elaine Freeman, ETV Endowment, 1029 Woodburn Road, Spartanburg, South Carolina 29302.

                  A copy of all notices to Producer will be sent to Greg Galloway, Esq. at Lightpoint's address as first above given (Fax: (407) 352-1070).

                  27. No waiver by either party of any breach of the Agreement by the other party will constitute a waiver of any other breach or of any other provision of this Agreement or of any prior or subsequent breach of the same provision.

                  28. This Agreement will be construed and interpreted under New York law applicable to contracts made and wholly performed in the State of New York without regard to the principles of conflict of laws.

                  29. This Agreement constitutes the entire understanding of the parties with respect to the Series, and supercedes all prior and contemporaneous agreements, whether written or oral, and no representations or statements made by either party which are not stated herein will be binding on the parties.

                  30. Nothing herein will be deemed to constitute the parties hereto as partners or joint venturers.

                  31. This Agreement will inure to the benefit of and will be binding upon each of the parties and their successors. It may not be modified except in a written instrument signed by both parties.

                  32. This Agreement may be executed in counterpart, and the signed original of the two parties, taken together, will constitute one original.



                                           Very truly yours,

                                           SOUTH CAROLINA EDUCATIONAL
                                           COMMUNICATIONS, INC.

                                           By:
                                               --------------------------------
                                           Its:
                                               --------------------------------

LIGHTPOINT ENTERTAINMENT, INC.

By:
    --------------------------------
Its:
    --------------------------------

                                    EXHIBIT A

PROJECT DESCRIPTION:  Dooley and Pals

         A live action children's television show for the pre-school market promoting educational values and featuring virtual characters and sets.

                                    EXHIBIT B

         The budget for each episode will exceed the sum of one hundred thousand dollars ($100,000).